(FORM OF LIMITED PARTNER UNIT CERTIFICATE – FRONT SIDE)

SEE RESTRICTIONS ON TRANSFER ON REVERSE SIDE HEREOF

CERTIFICATE NUMBER	LIMITED PARTNER UNITS
__-_____	_____ CLASS __

ORGANIZED UNDER THE LAWS OF THE CAYMAN ISLANDS
III to I Maritime Partners Cayman I, L.P.

THIS CERTIFIES that _______________ is the owner of _______ Class __ Limited Partner Units of III to I Maritime Partners Cayman I, L.P., a Cayman Island Partnership.

III to I International Maritime Solutions Cayman, Inc.
General Partner

By:
Director

(Date)

(FORM OF LIMITED PARTNER
UNIT CERTIFICATE – REVERSE
SIDE)

THE ISSUANCE OF THE UNITS WERE NOT REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  ACCORDINGLY, SUCH UNITS MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (I) THAT TRANSACTION HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (II) THE REGISTERED HOLDER OF THIS CERTIFICATE HAS PROVIDED THE PARTNERSHIP WITH AN OPINION OF COUNSEL (WHICH COUNSEL AND OPINION MUST BE REASONABLY ACCEPTABLE TO THE PARTNERSHIP) OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE PARTNERSHIP THAT THE TRANSACTION IS EXEMPT FROM REGISTRATION AND QUALIFICATION.
Certificate FOR _________ Limited Partner Units Class ___ ISSUED TO ___________________________ DATED ____________
THE TRANSFER OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, AS AMENDED.  A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE PARTNERSHIP OR VIEWED AT ITS PRINCIPAL PLACE OF BUSINESS.